UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2014

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Road, Suite 205, Blaine, WA, USA	98230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 347-4515
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

As of August 31, 2014, our agreement dated November 13, 2013 with Institutional Marketing Services, Inc. (“IMS”) was terminated.  Pursuant to this agreement, IMS was to provide us with investor relation services.  The term of the agreement commenced on a month to month basis beginning on March 31, 2014. In connection with the previous performance by IMS under this agreement and the termination of this agreement, we issued Mr. John G. Nesbett an aggregate of 8,750 unregistered common shares of our company.

Pursuant to the above, on September 30, 2014 we issued 8,750 to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Additionally, we had entered into a management consultant agreement dated October 1, 2013 with Hugo Cuevas-Mohr.  Hugo agreed to provide expert consultancy services in the field of money remittance and payment processing to us.

In exchange for these services, we agreed to compensate Hugo for providing these expert services with payment of $150 per hour and a minimum of 20 hours of work per quarter.  This compensation is to be paid 50% in cash and 50% in unregistered common shares of our company.

For the latest quarter ending September 30, 2014, we issued Hugo an aggregate of 1,240 common shares in full satisfaction of the amount of $1,500, having a deemed price of $1.21 per share. We issued 1,240 to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Agreement with Institutional Marketing Services, Inc. dated November 13, 2013 (incorporated by reference to our Current Report on Form 8-K filed on March 18, 2014 as Exhibit 10.2).

10.2	Consulting Agreement between our company and Hugo Cuevas-Mohr dated October 1, 2013. (incorporated by reference to our Current Report on Form 8-K filed on March 18 2014 as Exhibit 10.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Ajay Hans
Ajay Hans
President, Chief Executive Officer and Director

Date:	October 10, 2014